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                                                                    EXHIBIT 99.9

                                                           FOR IMMEDIATE RELEASE

Media Contact:

Mark Pettit
Creaxion
mark@creaxion.com
404.495.4425
Pager: 888.933.3731


                HEADHUNTER.NET COMPLETES MERGER WITH CAREERMOSAIC

         Pioneer Online Jobsite Claims #2 Industry Position, Aims for #1

         ATLANTA (JULY 19TH, 2000)---By an overwhelming majority, the shareholders of HEADHUNTER.NET (NASDAQ: HHNT) today approved the merger with former online rival CAREERMOSAIC, a wholly owned subsidiary of Omnicom Group, Inc. (NYSE: OMC), a world leader in corporate communications services.

The closing of the transaction comes just three months after it was announced and one day after Headhunter.net reported record second quarter results---indicating strong momentum in the marketplace. The new company's combined sites will serve six million visitors per month and feature more than 250,000 job postings, making it the new #2 online job awareness and recruiting destination on the Internet.

"And as of today, our goal is to become the #1 recruiting and job awareness destination on the web," said BOB MONTGOMERY, HEADHUNTER.NET'S PRESIDENT AND CEO. "We have the largest on-the-streets sales force in the country, more jobs in more cities than any other online site and an unwavering commitment to customer service. Our team is clearly focused on delivering unmatched results to our corporate and consumer clients and our shareholders."

Montgomery went on to say that while a shakeout among Internet businesses has as left a number of dot-com companies scrambling to justify their business models, Headhunter.net's business continues to thrive, fueling the company's overall growth and performance.

Yesterday, Headhunter.net reported record second quarter revenue of $9.8 million, a 516% increase over the second quarter of 1999. During the quarter, the company also opened five new sales offices in Philadelphia, Austin, Cincinnati, Tampa, and San Jose.

"Headhunter.net has achieved significant increases in revenue every quarter


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as a publicly-traded company," said MARK PARTIN, CHIEF FINANCIAL OFFICER OF
HEADHUNTER.NET. "The largely untapped online recruiting industry is projected to grow to $1.7 billion by 2003. With historical growth in every segment of our business and margins of over 98%, we believe we are on the path to profitability."

Headhunter.net now serves more than 10,000 corporate clients across the country. The merger with CareerMosaic opens doors to a host of additional Fortune 1000 clients and adds the nation's largest recruiting ad agency, Bernard Hodes Group, Inc., to the company's growing roster of blue chip clients. . The new Headhunter.net will be based in Atlanta and will maintain sales offices in Northern California, New York, Los Angeles, Dallas, Boston, Philadelphia, Washington, D.C., Austin, Cincinnati and Tampa. Just last week, the company announced the expansion of its Chicago-based Strategic Business Development unit, which is charged with cultivating strategic partnerships to extend marketing reach and attract targeted job seekers and job postings.

"The completion of our merger is a great accomplishment," continued Montgomery, "but is nothing compared to the task ahead. We must fully integrate our assets--the best of which is our people---if we are to accomplish our goal of becoming the leader in our industry."

ABOUT HEADHUNTER.NET

Headhunter.net (www.Headhunter.net) is a leading national online recruiting and job awareness network, empowering candidates and corporations to manage the job search process. With the merger of Headhunter.net and CareerMosaic, the combined sites will feature more than 700,000 resumes and over 250,000 jobs representing 10,000 of the nations' top employers across virtually every industry. The new Headhunter.net, which will serve more than 6 million visitors a month, distinguishes itself by providing job seekers privacy when searching and applying for jobs, and allows job seekers and job posters to manage and track the visibility and performance of their listings.

FORWARD LOOKING STATEMENTS

Some of the preceding statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Examples of words indicating forward-looking statements include "believes," "expects" and "will." These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results


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expressed or implied by such forward-looking statements. Please see
Headhunter.net's Form 10-K, as amended, for a list of such uncertainties and factors. The Company undertakes no obligation to update or revise any forward-looking statement whether as a result of new information, future events, or otherwise.